UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 25, 2017

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer ID No.)
incorporation or organization)

170 North Radnor-Chester Road
Suite 200
Radnor, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	610-293-0600

Not applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In April 2016, Dechra Pharmaceuticals Plc. acquired Putney, Inc. (“Putney”), which at the time was a partner company of Safeguard Scientifics, Inc. (the “Company”). The acquisition of Putney resulted in the Company receiving initial cash proceeds of $58.2 million. In connection with such acquisition, on January 25, 2017 the Compensation Committee of the Company’s Board of Directors approved the payment of a special cash bonus to Stephen T. Zarrilli, the Company’s Chief Executive Officer, in the amount of $175,000 in recognition of Mr. Zarrilli’s work and efforts on behalf of the Company relating to Putney over the course of the Company’s ownership of its interests in Putney. The payment of the foregoing bonus is contingent upon completion of the Company’s annual audit for the 2016 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	January 31, 2017	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Chief Operating Officer, Executive Vice President and Managing Director